PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Security Distributors, Inc.

and

Ariel Distributors, Inc.

THIS AGREEMENT, dated as of the 20th day of November, 2001, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an “Account”), Security Distributors, Inc. (“SDI”), a Kansas corporation, registered broker/dealer and distributor of the Contracts, as defined below, and Ariel Distributors, Inc. (the “Underwriter”), an Illinois corporation.

WHEREAS, the shares of beneficial interest/common stock of the Ariel Investment Trust (the “Fund”) are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Underwriter, which serves as distributor of the Fund, is duly registered as a broker/dealer under the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”), on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1.            Subject to Article IX hereof, the Underwriter agrees to make available, or cause to be made available, to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of [insert Trustees or Directors] of the Fund (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

1.2.           The Underwriter shall cause the Fund to redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.           Purchase and Redemption Procedures

(a)           The Underwriter, being duly authorized by the Fund to do so, hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b)           The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s or Underwriter’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c)           Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

(d)           Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

1.4.           The Underwriter shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus. If the Underwriter provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the negligence of the Underwriter, or the designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Underwriter’s expense.

1.5.           The Underwriter shall use its best efforts to furnish, or cause to be furnished, notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Underwriter shall notify the Company promptly, or cause the Company to be notified promptly, of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6.           Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.           (a)           The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b)           The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c)           The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.

(d)           The Company shall not, without prior notice to the Underwriter, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

(e)           The Company shall not knowingly sell the Contract to participants in plans governed by Internal Revenue Code Section 457.

1.8.           The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  Representations and Warranties

2.1.           The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2.           The Underwriter represents and warrants on behalf of the Fund that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Underwriter shall amend the Fund’s registration statement, or cause it to be amended, under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Underwriter shall register and qualify the Fund’s shares, or cause them to be registered and qualified, for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Underwriter.

2.3.           The Underwriter, on behalf of the Fund, represents that the Fund is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Fund does and will comply in all material respects with the 1940 Act.

2.4.           The Underwriter represents and warrants that (i) it is duly organized and validly existing and in good standing under the laws of the State of Illinois; (ii) it is registered as a broker/dealer with the SEC and (iii) is a member in good standing of the National Association of Securities Dealers

(“NASD”) and is in compliance with the conditions and qualifications set forth in the Conduct Rules of the NASD.

2.5.           The Underwriter, on its own behalf and on behalf of the Fund, represents and warrants that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6.           The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1.           The Underwriter shall provide, or cause to provide, the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio (for distribution to Contract owners with value allocated to such Designated Portfolios) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, the Underwriter shall provide, or cause to be provided, such documents (including a “camera-ready” copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.

3.2.           The Fund’s prospectus shall state that the current SAI for the Fund is available.

3.3.           The Underwriter shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Underwriter, which consent shall not be unreasonably withheld.

3.4.           The Underwriter will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.

3.5.           So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall follow one of the two procedures outlined below with respect to Fund initiated proxies:

(a)           If the Company chooses to solicit Contract owners itself, it shall:

(i)           Solicit voting instructions from Contract owners; and

(ii)           Vote the shares in accordance with instructions received from such owners. If and to the extent permitted by law, the Company may vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received from Contract owners.

(b)           If the Company chooses to work with the Fund’s proxy service provider, the Company shall provide a list of Contract owners with value allocated to a Fund as of the record date to the Fund or its agent in order to facilitate the Fund’s solicitation of voting instructions from Contract owners. The Company shall also provide such other information to the Fund or its agent as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.

Regardless of which procedure is followed, the Underwriter will pay, or cause to be paid, the expense associated with text composition, printing, mailing, distributing and tabulation of proxy statements and voting instructions solicitation materials. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV.  Sales Material and Information

4.1.           The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Underwriter is named. No such material shall be used until approved by the Underwriter or its designee, and the Underwriter will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Underwriter or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Underwriter is named, and no such material shall be used if the Underwriter or its designee so objects.

4.2.           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Underwriter or its designee.

4.3.           The Underwriter, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4.           The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memo-randum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5.           The Underwriter will provide or cause to be provided to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6.           The Company will provide to the Underwriter at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Underwriter any complaints received from the Contract owners pertaining to the Fund or a Designated Portfolio.

4.7.           The Underwriter will provide or cause to be provided to the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Underwriter will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Underwriter will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V.  Fees and Expenses

5.1.           All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter. The Underwriter shall see to it that all the Fund’s shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Underwriter, in accordance with applicable state laws prior to their sale. The Underwriter or an affiliated party of the Underwriter (which may include the Fund) shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (i.e. annual and semi-annual reports), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares. The Underwriter or an affiliated party of the Underwriter

(which may include the Fund) shall bear the expenses of printing and distributing the Fund’s proxy materials and reports to shareholders to existing Contract owners. In addition, each year the Underwriter or an affiliated party of the Underwriter (which may include the Fund) shall also bear the expense of printing the first 5,000 Fund prospectuses (and supplements) requested by the Company (regardless of whether such documents are printed by the Underwriter or the Company).

5.2.           The Company shall bear the expense of distributing all prospectuses to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of Fund prospectuses (and supplements) in excess of 5,000 per year. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

5.3.           In consideration of performance of the Administrative Services specified on Schedule B by the Company, Underwriter will pay the Company a fee (the “Administrative Services Fee”) of 15 basis points (0.15%) of the average aggregate amount of the shares of the Designated Portfolios held in the Account(s) under this Agreement. Underwriter will calculate the amount of the payment to be made pursuant to this Section 5.4 at the end of each calendar month and will make such payment to the Company within 30 days thereafter. The parties acknowledge that the payments received by the Company under this Section 5.4 are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

5.4.           In consideration of performance of the Distribution Services specified on Schedule C by SDI, Underwriter will pay SDI a fee (the “Distribution Fee”) of 20 basis points (0.20%) of the average aggregate amount of the shares of the Designated Portfolios held in the Account(s) under this Agreement. Underwriter will calculate the amount of the payment to be made pursuant to this Section 5.5 at the end of each calendar month and will make such payment to SDI within 30 days thereafter.

5.5.           The check for the payments referenced above will be accompanied by a statement showing the calculation of the amounts being paid to the Company or SDI, as applicable, and such other supporting data as may be reasonably requested by the Company or SDI.

ARTICLE VI.  Qualification

The Underwriter represents and warrants on behalf of the Fund that the Fund, and each Designated Portfolio, is or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that the Fund and each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) and that Underwriter will notify the Company immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to so qualify or that the Fund or any Designated Portfolio might not so qualify in the future.

ARTICLE VII.  Indemnification

7.1.           Indemnification by the Company

7.1.  (a)           The Company agrees to indemnify and hold harmless each of the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Underwriter (collectively, the “Indemnified Parties” for purposes of this

Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii)            arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)           arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1. (b)           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

7.1. (c)            The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1. (d)           The Indemnified Parties will promptly notify the Company of the commence-ment of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2.           Indemnification by the Underwriter

7.2. (a)           The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Fund or the Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Underwriter) or wrongful conduct of the Underwriter or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)            arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or the Fund; or

(iv)            arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Underwriter or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2. (b)           The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would other-wise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

7.2. (c)           The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemni-fication provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2. (d)           The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.  Applicable Law

8.1.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Kansas, without regard to the conflict of laws provisions thereof.

8.2.           This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

9.1.           This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the other parties in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the “NASD”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the Underwriter in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or

(g)
termination by the Underwriter by written notice to the Company if the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Underwriter of the date of substitution.

9.2.           Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (herein-after referred to as “Existing Contracts”), unless the Company obtains an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

9.3.           Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel 700 SW Harrison Topeka, Kansas 66636 – 0001
If to Underwriter:	Ariel Distributors, Inc. Attention Merrillyn J. Kosier Senior Vice President 200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601

ARTICLE XI.  Miscellaneous

11.1.           All persons dealing with the Fund must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

11.2.           Subject to the requirements of legal process and regulatory authority, the Underwriter shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3.           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4.           This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5.           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6.           Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commis-sioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

11.7.           The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8.           This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company		By its authorized officer
	By:	AMY J. LEE
Amy J. Lee
	Title:	VP & Associate General Counsel
	Date:	November 20, 2001

Security Distributors, Inc.		By its authorized officer
	By:	AMY J. LEE
Amy J. Lee
	Title:	Secretary
	Date:	November 20, 2001

Ariel Distributors, Inc.		By its authorized officer
	By:	MERRILLYN KOSIN
	Title:	SVP
	Date:	11/21/01

November 20, 2001

Schedule A

Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Account XIV	V6029	Ariel Premier Bond – Investors Class Ariel Fund – Investor Class

A-1

Schedule B
Administrative Services

Pursuant to the Agreement to which this is attached, the Company or its agents shall perform the administrative and shareholder services, on behalf of the Designated Portfolios, as set forth below:

1.	Teleservicing support in connection with the Designated Portfolios.

2.
Maintenance of records reflecting Shares purchased and redeemed and Share balances attributable to the Contracts, and the conveyance of that information to the Fund or its agents as may be reasonably requested.

3.
Provision and administration of Contract features for the benefit of Contract owners in connection with the Designated Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals.

4.	Provision of other services as may be agreed upon from time to time, consistent with applicable law and regulation.

Company agrees to provide to Underwriter each year, a report showing the total number of Contract owners with value allocated to each Designated Portfolio as of September 30th, such report to be delivered to the Underwriter within 30 days of September 30th. The fees payable to the Company as described in this Schedule B shall survive any termination of this Agreement for so long as shares of a Designated Portfolio are held in the Contracts.

B-1

Schedule C
Distribution Services

Pursuant to the Agreement to which this is attached, SDI or its agents shall perform distribution services, on behalf of the Designated Portfolios, as set forth below:

1.	Receive and answer correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports.

2.	Provide facilities to answer questions from prospective investors about Designated Portfolio shares.

3.	Assist investors in completing application forms and selecting dividend and other account options.

4.	Provide other reasonable assistance in connection with the distribution of Designated Portfolio shares.

C-1

AMENDMENT NUMBER 1 TO

PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Security Distributors, Inc.

and

Ariel Distributors, Inc.

WHEREAS, Security Benefit Life Insurance Company (the “Company”), Security Distributors, Inc. (“SDI”) and Ariel Distributors, Inc. (the “Underwriter”) are parties to a Participation Agreement dated November 20, 2001 (the “Agreement”); and

WHEREAS, pursuant to the Agreement, the Company issues Contracts in which Designated Portfolios of the Fund are made available; and

WHEREAS, Section 1.7(e) of the Agreement provides that the Company shall not knowingly sell Contracts in which Designated Portfolios are made available to participants in plans governed by Internal Revenue Code Section 457; and

WHEREAS, the parties to the Agreement now wish to amend Section 1.7(e).

NOW, THEREFORE, in consideration of the mutual promises as set forth herein the parties agree as follows:

1.           Section 1.7(e) of the Agreement is hereby deleted in its entirety and replaced with the following new section 1.7(e):

The parties agree that the Company will not be permitted to market and sell Contracts offering Designated Portfolios to participants in plans governed by Section 457 of the Internal Revenue Code (“457 Participants”), except that the Company is permitted to market and sell such Contracts to 457 Participants that are employed by public or private schools or universities.

2.            Capitalized terms used, but not otherwise defined herein shall have the meaning given them in the Agreement.

3.           In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement. The Agreement, along with this Amendment No. 1, constitutes the entire agreement among the parties with respect to the arrangements described herein. All other agreements, either written or oral, with respect to these matters are superceded and replaced hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company		By its authorized officer
	By:	KALMAN BAKK
	Name:	Kalman Bakk
	Title:	Senior Vice President & CMO
	Date:	February 14, 2002

Security Distributors, Inc.		By its authorized officer
	By:	AMY J. LEE
	Name:	Amy J. Lee
	Title:	Secretary
	Date:	February 14, 2002

Ariel Distributors, Inc.		By its authorized officer
	By:	MERRILLYN J. KOSIN
	Name:	Merrillyn J. Kosin
	Title:	SVP
	Date:	2-15-02

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT: RULE 30e-3

Security Benefit Life Insurance Company on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), Security Distributors, LLC (formerly Security Distributors, Inc.), a Kansas corporation, registered broker/dealer, and distributor of the Contracts (Security Distributors, LLC and Security Benefit Life Insurance Company are collectively referred to herein as the “Company”), and Ariel Distributors, LLC (formerly Ariel Distributors, Inc.) (the “Distributor”), a Delaware limited liability company, have entered into a participation agreement dated November 20, 2001, as amended (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Ariel Investment Trust (the “Fund”) (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 2 to Participation Agreement (the “Amendment”) is entered into by and among the Company and the Distributor (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund and the Distributor are responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund and the Distributor shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Distributor shall send a .pdf file of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than sixty-five (65) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Fund and the Distributor shall be responsible for ensuring that the Required Materials:

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(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Distributor is unable to provide the Required Materials in the manner set forth in section 2, the Distributor shall promptly notify the Company. The Distributor shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Distributor from their obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and Distributor.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Fund and the Adviser shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with the applicable expense schedule in the Participation Agreement. If requested by the Company in lieu thereof, the Distributor shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses.

9.

Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. If the Participation Agreement contains an expense schedule, it is hereby amended to include the following information:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Fund (Security may choose to do the printing at Distributor’s expense)
30e-3 Required Materials	Distribution (including website hosting and maintenance)	Security*

*	Alternatively, Security may use site that has been established by the Distributor:

http://dfinview.com/arielfunds	or, for Ariel Fund only:
http://dfinview.com/arielfunds/TADF/13/18?isInternalTAID=True

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10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. The Distributor specifically agrees to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) directly resulting from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure by the Distributor to provide the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY		ARIEL DISTRIBUTORS, LLC

By:	DOUGLAS WOLFF	By:	BONNIE ORLOWSKI

Print Name:	Douglas Wolff	Print Name:	Bonnie E. Orlowski

Title:	President	Title:	President

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EXHIBIT 1

https://www.dfinview.com/SecurityBenefit?site=SBL

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